THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES OBTAINABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

CONVERTIBLE PROMISSORY NOTE

US [redacted] Date: [redacted]

FOR VALUE RECEIVED, the undersigned, Strike Force Technical Services Corporation, a New Jersey corporation ("Obligor"), hereby promises to pay to the order of [redacted] ("Holder"), the principal sum of U.S. [redacted], with interest on the outstanding principal amount at the rate of 8%, compounded annually, payable as set forth below. Principal Payments. The principal due hereunder shall be payable in full in immediately available funds of $1million or more through any sales or investment by end of December 31, [redacted] (the "Maturity Date") or later if agreed upon by the Holder and Obligor. In the event that any payment to be made hereunder shall be or become due on a Saturday, Sunday or any other day which is a legal bank holiday under the laws of the State of New Jersey, such payment shall be or become due on the next succeeding business day. In connection with this Note, Obligor is also issuing to Holder a warrant, dated as of the date hereof, exercisable by Holder for 500 shares of Obligor's Common Stock, at an exercise price of $1.00 per share (the "Warrant").

1. Interest Payments. Obligor promises to pay to the order of Holder interest monthly compounded annually on the principal amount hereof at a rate per annum of 8%, which interest shall be payable at such time as the principal is due hereunder. Interest shall be calculated on the basis of a year of 365 days and for the number of days actually elapsed. Any amounts of interest and principal not paid when due shall bear interest at the maximum rate of interest allowed by applicable law. All payments shall be applied first to accrued interest and thereafter to principal. The payments of principal and interest hereunder shall be made in coin or currency of the United States of America, which at the time of payment shall be legal tender therein for the payment of public and private debts.

2. Conversion. At any time prior to repayment of all outstanding principal and accrued interest hereunder, at the election of Holder, Holder shall have the right to convert the then outstanding principal amount of this Note, and all outstanding accrued interest thereon, into that number of shares of the Common Stock of Obligor, determined by dividing (x) the amount of principal and interest then outstanding hereon, by (y) a conversion price of $1.00. Upon any such conversion, this Note shall be deemed to be terminated and Holder shall immediately return this Note to the Company.

3. Representations of Holder. In order to induce Obligor to issue this Note and the Warrant, as well as the shares of Obligor's Common Stock issueable upon exercise or conversion thereof, Holder hereby represents and warrants to Obligor that:

   (a) Holder is a natural person and is an "accredited investor" within the meaning of Rule 501 under the Securities Act;

   (b) Holder has sufficient knowledge and experience in investing in companies similar to Obligor in terms of Obligor's stage of development so as to be able to evaluate the risks and merits of its investment in Obligor and it is able financially to bear the risks thereof;

(c) Holder has had an opportunity to discuss Obligor's business, management and financial affairs with Obligor's management;

(d) This Note, the Warrant and the shares of Obligor's Common Stock issuable upon exercise or conversion thereof (collectively, the "Securities") are being acquired by Holder for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and

(e) Holder understands that (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 506 promulgated under the Securities Act, (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Securities will bear a legend to such effect, and (iv) Obligor will make a notation on its transfer books to such effect.

4. Stockholders Agreement; Lock-up.

(a) Holder agrees to enter into a mutually agreeable stockholders agreement with Obligor which shall contain, among others, provisions restricting the transferability of the Securities and a right of first refusal in favor of Obligor. Unless and until such a stockholders agreement has been executed, after which time the Securities shall become subject to the provisions of such stockholders agreement, Holder agrees that it shall not sell, assign, mortgage, hypothecate, transfer or pledge, create a security interest in, or lien or encumbrance on (each a "Transfer"), the Securities or any interest therein.

(b) If requested by the managing underwriter of a public offering involving Obligor, Holder agrees not to Transfer any of the Securities (other than shares of Common Stock registered in such offering) during the period requested by the managing underwriter, if any, not to exceed 180 days, following the effective date of the registration statement covering such a public offering.

5. Preferred Prepayment. Obligor shall be permitted to prepay the principal or interest hereof in whole or in part, without the written consent of Holder. Obligator is required to pay off this loan prior to any others as a Preferred Prepayment to the holder of the loan.

6. No Waiver. No failure or delay by Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between Obligor and Holder shall operate as a waiver of any rights by Holder.

7. Waiver of Presentment and Notice of Dishonor. Obligor and all endorsers, guarantors and other parties that may be liable under this Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

8. Assignability. Holder may not assign or Transfer this Note without prior written consent of Obligor. Obligor may not assign or delegate its rights or obligations hereunder without the prior written consent of Holder.

9. Events of Default. The entire unpaid principal amount of this Note and the interest due thereon shall, at the option of Holder exercised by written notice to Obligor, forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (each an "Event of Default" and collectively, the "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, that is to say:

(a) if default shall be made in the due and punctual payment of the principal of this Note or the interest due thereon when and as the same shall become due and payable, whether at the Maturity Date, or by acceleration or otherwise, and such default shall have continued for a period of five days;

(b) if Obligor shall:

(i) admit in writing its inability to pay its debts generally as they become due;

(ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(iii) make an assignment for the benefit of creditors;

(iv) consent to the appointment of a receiver of the whole or any substantial part of its property;

(v) on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or

(vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

(c) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of Obligor, a receiver of the whole or any substantial part of Obligor's property, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof; or

(d) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Obligor's property and such custody or control shall not be terminated or stayed within ninety (90) days from the date of assumption of such custody or control.

10. Remedies. In case any one or more of the Events of Default shall have occurred, Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or Holder may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of Holder.

11. Severability. In the event that one or more of the provisions of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

12. Amendment; Waiver. Any term, covenant, agreement or condition of this Note may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by Obligor and by Holder.

13. Governing Law. This Note and the rights and obligations of Obligor and Holder shall be governed by and construed in accordance with the laws of the State of New Jersey.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered on the date first written above.

STRIKEFORCE TECHNOLOGIES, INC.

By: ______________________________
Name: ____________________________
Title: _____________________________

Acknowledged and Agreed:

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